GEE Group



THE “NYSE AMERICAN: JOB” STORY

Summer 2023

Important Notifications*

GEE Group

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS*:

This document contains "forward-looking statements" – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES*:

In this document, we sometimes use information derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are included in our earnings release and the appendix of this presentation and prior earnings presentations, as applicable.

Amounts shown on subsequent pages are generally rounded and may not add due to rounding and represent approximations, accordingly.

GEE's Investor Relations information may be found on our website at https://ir.geegroup.com and, as well as GEE Group's Facebook page and Linked In accounts, contain a significant amount of information about GEE Group, including financial and other information for investors. GEE encourages investors to visit these websites from time to time, as information is updated and new information is posted.

* See slides 22 through 25 for additional details regarding Important Notifications and Forward-Looking Statements.

JOB: *4x* Growth Since 2015... Goal... grow to $1b in Revenue

GEE Group

JOB story... *since the beginning*

General Employment Enterprises (NYSE American: JOB) merged with Scribe Solutions, Inc. in 2015 and appointed Derek Dewan, Chairman and CEO, and Alex Stuckey, COO (n/k/a GEE Group Inc.)

Before the merger with Scribe, JOB had ~ $40m in revenue, less that $4m in shareholders' equity, and was a money loser on the verge of being delisted by the NYSE

Today, JOB has ~ $160m in revenue *(4x growth since 2015)*, is *profitable, consistently generates free cash flow*, and *believes 5x-plus, growth can be achieved over next 5 years following the MPS Group playbook*

Derek Dewan, Chairman and CEO, and three independent board members previously took MPS Group public, initially as a microcap like JOB is today, and successfully grew it into a large cap and sold it to Adecco in 2010 for $1.3b

JOB back story... *before JOB*

THE SALE OF MPS GROUP TO ADECCO IN 2010 FOR $1.3B IS ARGUABLY THE MOST SUCCESSFUL SHAREHOLDER RETURN STORY EVER IN THE U.S. STAFFING INDUSTRY

MPS GROUP SUCCESS RESULTED FROM A SOLID STRATEGY AND EXECUTION ACHIEVED UNDER THE LEADERSHIP OF JOB's CURRENT CHAIRMAN AND CEO, AND A BOARD OF DIRECTORS THAT NOW INCLUDES THREE (3) OF JOB's INDEPENDENT DIRECTORS

MISSION: GROW JOB SHAREHOLDER VALUE W/ *PROVEN* MPS GROUP LEADERS AND KNOW HOW

Historical Performance & Highlights

($ in Millions)

GEE Group

CONSOLIDATED REVENUES



$200.0
$150.0
$100.0
$50.0
$0.0
$129.8
$148.9
$165.1
COVID-19
FYE '20
FYE '21
FYE '22

NON-GAAP ADJUSTED EBITDA*-a)



$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
20.0%
16.0%
12.0%
8.0%
4.0%
0.0%
$6.1
$12.3
$12.5
COVID-19
5%
8%
8%
FYE '20
FYE '21
FYE '22

JOB POST-ACQ. FOCUS ON PROFESSIONAL VERTICALS *LED BY IT*



2015(1)
Direct Hire 15%
Professional Staffing 24%
Light Industrial Staffing 61%
2023(2)
Light Industrial Staffing 8%
Direct Hire 14%
Professional Staffing 78%

- Pre-acquisition GEE: $39.4 million in revenue and a $(1.4) million net loss in fiscal 2014; predominantly an industrial staffing company on the brink of becoming delisted
- Since 2015, completed ***4 additional acquisitions***, ***grown revenues 4x***, and ***grown AEBITDA (a non-GAAP measure) at a 175% CAGR,*** focusing on professional services, led by IT
- Significant restructuring undertaken in 2018 / 2019 following SNI acquisition; COVID-19 hits in mid-2020; Solid growth and recovery/rebuilding following COVID-19, including deleveraging… ***eliminating ~ $120 million in debt***
- ***Primary mission: Grow shareholder value through disciplined allocation and use of capital; organic and M&A growth strategies now supplemented with $20m share repurchase program as additional element of prudent capital management***

* Non-GAAP Financial Measure
(a- see slide 23 for detail build ups of non-GAAP Adjusted EBITDA ("AEBITDA").
(1) Fiscal year ended September 30, 2015.
(2) LTM period ended June 30, 2023.

JOB's Acquisition Track Record So Far

GEE Group

Company	Date	Overview	Rationale	Acquisition Multiple[(2)]
Scribe Solutions / General Employment	Mar-15	Offers professional and light industrial staffing as a publicly traded company (NYSE MKT:JOB)	Merger with Scribe Solutions, a provider of highly trained medical scribes, with General Employment established a public staffing platform with access to capital markets for executing a roll-up strategy	N.A.
AGILE	Aug-15	Provides IT staffing solutions and IT consulting services across many industry verticals	Entered the greater Atlanta marketplace and the high-end IT staffing services and solutions vertical	~4x
ACCESS DATA	Oct-15	Provides high-end IT consulting and contract staffing services from offices in the greater Denver area	Expands geographic footprint in the West and adds significant recruiting and sales talent in the IT staffing sector	~6x
PALADIN	Jan-16	Offers staffing services and workforce solutions in IT, finance and accounting, engineering, office support and government service	Added MSP, VMS & RPO[(1)] service capability in the IT and professional staffing sector, as well as expanded the geographic footprint in Texas, Washington DC Metro and nationwide	~3x
SNI COMPANIES	Apr-17	Specializes in professional placement and staffing for finance and accounting, IT and office support professionals	Nearly doubled Company size and significantly increased scale, providing a super-regional platform with increased service offerings and an expanded geographic footprint	~4.9x[(3)]

JOB ACQUISTIONS HAVE RANGED FROM 3x TO 6x MULTIPLES… SNI INITIALLY ACQUIRED AT A MARKET PREMIUM; HOWEVER, FINAL SNI PURCHASE PRICE IS UNDER 5x, FOLLOWING SUCCESSFULLY NEGOTIATED SNI SELLER DEBT REDUCTION [(3)]

(1) MSP – Managed Service Provider; VMS – Vendor Management System; RPO – Recruitment Process Outsourcing.

(2) Adjusted EBITDA multiples.

(3) Originally priced at market premium; however, SNI final purchase price is 4.9x earnings after taking into account the negotiated final settlement of approximately $47.4 in SNI acquisition debt in exchange for approximately $5.1 million in cash and $1.8 million in common stock.

Growth Platform Regaining Momentum Post-COVID 19

GEE Group

Having successfully navigated the COVID-19 pandemic and deleveraging … eliminating ~ $120 million in debt, JOB turned in record results in fiscal 2022, including over $10 million in adjusted free cash flow[1] … making 2022 our best year ever…



Grow Revenue Through Existing Core Offerings
Continue Track Record of Productivity and Operational Improvements
Add Complementary High Growth Specialties
Expand in New Geographies and Existing Markets
Grow Through Accretive Acquisitions

*Since the initial closing date of our follow-on offering on April 19, 2021, JOB stock has **OUTPERFORMED** most of the largest publicly traded staffing firms …*

[1] Adjusted free cash flow of $11,703,000 for the fiscal year ended September 30, 2022, is a non-GAAP measure comprised of the following: Net cash provided by operating activities in the Consolidated Statement of Cash Flows of $9,229,000, less capex of $(328,000), adjusted to add back (i) $1,827,000 in FICA payments in fiscal 2022, previously deferred under the CARES Act in fiscal 2020, and (ii) $975,000 paid in settlement of an old, isolated (non-recurring) legal matter in fiscal 2022.

JOB Stock Performance *(from April 19, 2021, Follow-on Offering, to August 8, 2023)*

GEE Group

GEE Group initially closed our follow-on offering on April 19, 2021, issuing 95,833,332 JOB shares and raising $57.5 million (including over-allotment), of which ~ $56 million was used to repay debt.... JOB is now debt free and has remained consistently profitable, generating significant free cash flow



Indicators
Comparison
Apr 19, 2021 - Aug 08, 2023
1D 5D 1M 3M 6M YTD 1Y 2Y 5Y Max
Interval 1W
Line
Draw
JOB 0.4500
ASGN 79.0100
MAN 77.0800
ADEN.SW 36.9600
BGSF 9.7300
STAF 0.8705
RHI 74.1200
KELYA 18.1200
RAND.AS 53.2200
25.00%
0.00%
-11.02%
-21.05%
-29.95%
-43.28%
-50.00%
-75.00%
-97.80%
Jul
Oct
2022
Apr
Jul
Oct
2023
Apr
Jul

Source: Yahoo! Finance April 19, 2021 – August 8, 202

ONLY TWO PEERS HAVE OUPTERFORMED JOB

JOB

JOB HAS OUPERFORMED SIX OF ITS PEERS SINCE ITS 4/21/2021 OFFERING

JOB stock has outperformed most of its Staffing Industry peers since its follow on offering in April 2021

Roll-Up Mergers Advantages & Benefits

GEE Group



- Consolidating multiple firms increases revenue and earnings streams, and creates opportunities for cross-selling
- Consolidating candidate pools into comprehensive talent databases increases our ability to identify suitable candidates to meet client requirements
- Centralizing operations streamlines administrative functions leading to cost savings and resource optimization
- Footprint expansion into new markets and geography fuels top and bottom line growth
- Brand recognition and association lead to attracting new clients and talents

GEE Group

Grow Through ACCRETIVE Acquisitions

Robust platform with the infrastructure and scalability to expand rapidly through acquisitions

Platform for Strategic Acquisitions

- Acquisition-driven growth to augment organic growth opportunities for each brand
- GEE is an excellent platform for acquisitions with an entrepreneurial culture and strong and tenured management team that offers an attractive "home" for targets
- GEE Group has a scalable business model and infrastructure
- With recent recapitalization GEE now is well positioned to regain its acquisition growth momentum, post-coronavirus

Selective Acquisition Criteria

- ✓ Focus on IT and Professional Sectors
- ✓ Well managed with experienced operators
- ✓ High gross & EBITDA margins
- ✓ Consistent revenue growth
- ✓ **ACCRETIVE TO EARNINGS**
- ✓ Limited enterprise risk and extensive due diligence
- ✓ Pricing commensurate with profitability and growth
- ✓ Funding: cash, seller and bank financing, earn-outs, stock (last)

The Consolidation Opportunity



$6.0bn in Revenue
Adecco
Manpower
ALLEGIS
randstad
KELLY SERVICES
Robert Half
ASGN Incorporated
KFORCE
~150 Companies
$200mm in Revenue
GEE Group
$20mm in Revenue
~15,000 Companies
Top 150 Companies = ~50% of U.S. Market Revenue
All Others = ~50% of U.S. Market Revenue

JOB has not used and does not intend to use undervalued stock as consideration in acquisitions

JOB's progress building industry leading professional staffing and HR solutions business w/ $1B[-b)] in annual revenue

GEE Group


GEE LAUNCH
Scribe Solutions merger w/ GEE
~$40M
Revenue -a)


NEXT 4 ACQUISITIONS
Building an industry-leading professional staffing services business w/ strong delivery platforms…
~$165M
Revenue -a)


L-T GOAL
Grow one of today's highest margin profitable professional staffing and HR solutions firms into a billion-dollar business…
~$1B
Revenue-b)

BUILDING A LEADING PROFESSIONAL SERVICES STAFFING BUSINESS

Mar-2015	Aug-2015	Oct- 2015	Jan-2016	Apr-2017	Apr-2021	FY '21 & beyond
Founders launch the Company with a merger between General Employment Enterprises (NYSE American: JOB) and Scribe Solutions, Inc.	*GEE makes next four strategic acquisitions…* *ADCC*	*Agile*	*Paladin*	*SNI Cos.*	***Integrated, deleveraged, debt free & positive cash earnings***	***Nimble, more focused company poised to reach $1B revenue goal…***

Acquire and integrate while building brands, platforms and scale …

Revenue figures are rounded and approximations

(a – Consolidated revenues were $43.3 million for the fiscal year ended September 30, 2015, and $165.1 million for the fiscal year ended September 30, 2022.

(b – See **Important Notifications** and **CAUTION CONCERNING FORWARD-LOOKING STATEMENTS** on slides 22 through 25.



GEE Group

Financials Highlights

Fiscal Third Quarter 2023 and YTD

Fiscal Q3 '23 and YTD Highlights

GEE Group

Highlights	Q3 '23	YTD
Professional Contract Revenue	+3%	+1%
IT Contract Revenue Growth	+2%	+9%
Consolidated Revenue	-7%	-4%
Rev Growth x. non-recurring b)	-7%	-2%
Combined Gross Margin	35.8% *-437 bps*	34.9% *-279 bps*
Diluted EPS	$0.07* *+$0.05 y/y*	$0.08* *-$0.10 y/y*
Adjusted Free Cash Flow* -a)	$1.1m* *-$2.3m y/y*	$4.3m* *-$5.2m y/y*

Performance

Professional contract revenue growth led by revenue growth in IT businesses

- Professional IT contract services revenue grew 2% Q/Q '23 v. '22 and 9% YTD '23 v. '22
- Adjusting for the effects of non-recurring COVID-19 projects in 2022, YTD '23 consolidated revenue decreased $2.3m -b)

- **Driving profitability & free cash flow through professional services growth (led by IT) and lean operations**
  - Q3'23 marked the 12th consecutive quarter of positive EBITDA since fiscal 2021, the first post-COVID 19 pandemic full fiscal year... and the 8th consecutive quarter of positive free cash flow (*adjusted to exclude deferred FICA payments from the pandemic*) since our follow-on offering and final debt restructuring, which occurred in Q3'21...

Improving services, growing revenues & generating cash in a challenging, but opportunistic environment

* Non-GAAP Financial Measure

(a- see slides 13 and 24 herein for detail build ups of Adjusted Net Income, Adjusted EBITDA ("AEBITDA") and Free Cash Flow ("FCF").

(b- YTD '23 included $3.2m from discreet (non-recurring) projects related to COVID-19.

Free cash flow* performance

($ in millions)

GEE Group

	Fiscal Q3' 23 YTD	Fiscal Q3' 22 YTD
GAAP net income	**$9.2**	**$20.4**
Depreciation & amortization	2.5	3.0
Other recurring non-cash expenses [a)]	(5.1)	2.1
Operating working capital	(4.0)	(3.0)
Current receivables	2.9	1.4
Accounts payable	(0.1)	0.3
Accrued compensation	(0.8)	(0.5)
Other WC asset-liability items	(6.0)	(4.2)
Other CFOA [b)]	0.0	(14.6)
Gross CAPEX	(0.1)	(0.2)
FCF*	**2.5**	**7.7**
FCF x deferred FICA pymts*[c)]	***$4.3***	***$9.5***

FY'23 YTD Performance Highlights

- FCF* for fiscal Q3 '23 YTD and Q3 YTD '22 was $2.5 million and $7.7 million, respectively... each included the effects of deferred CARES Act FICA payments[c)]... Q3 '22 YTD FCF* was significantly higher primarily due to record high direct hire revenue in fiscal 2022 ...
- Q3 '23 marked the 8th consecutive quarter of positive adjusted FCF* since the Company's follow on offering and debt elimination in June 2021...
- Cash of $20.7 million; cash and borrowing availability combined were $33.1 million at June 30, 2023
- $20 million share repurchase authorization approved and put in place beginning in Q3 '23 through December 31, 2023 *(870k shares repurchased through June 30, 2023, at a cost of $470k)*

FCF*, cash position and working capital remain strong providing the means to grow shareholder

* Non-GAAP Financial Measure
(a – Aggregates the following: non-cash stock compensation, non-cash lease expense, change in deferred income taxes, and amortization of debt discount.
(b – Includes the following: gains on forgiveness of PPP loans ($16.8m in Q1'22) and non-cash GW impairment charge ($2.2m in Q1'22)
(c– Excludes effects of $1.8 million payments of installment on CARES Act deferred FICA paid in December 2022 and December 2021.

Results by segment

($ in Millions)

QUARTER RESULTS

	Q3 '23	Q3 '22
Revenues	$38.2	$41.1



$3.2
8%
$5.2
14%
$29.8
78%
All Prof.
$35.0
92%
$4.1
10%
$8.0
19%
$29.0
71%
All Prof.
$37.0
90%
Professional Contract
Professional Perm
Industrial Contract

AEBITDA* $2.1 *(5.5%)* $4.2 *(10.1%)*



Industrial
$0.1
Professional
$2.0
$0.1
5%
$2.0
95%
Industrial
$0.2
Professional
$4.0
$0.2
5%
$4.0
95%
Industrial
All Professional

PERFORMANCE HIGHLIGHTS

- **Professional contract services revenue** represents 78% of our consolidated revenue and led fiscal 2023 performance so far increasing $0.8 million, or 3%, quarter over quarter, and $0.8 million, or 1%, year to date ($3.9 million, or 5% year to date, excluding the effects of nonrecurring COVID-19-related projects revenue in fiscal 2022[-b]).
- **IT professional services contracts revenue:** Led all other verticals and grew 2% quarter over quarter and 9% year to date.
- **Consolidated revenue:** Q3 '23 revenue of $38.2 million compared w/ $41.1 million for Q2 '22; the decrease is attributable to record high direct hire revenues and non-recurring COVID-19 related projects in Q2 '22 and fiscal 2022[-b]. Excluding the effects of the non-recurring COVID 19 projects alone, remaining revenues have decreased 2% in fiscal 2023, so far.
- **Adjusted EBITDA***: Q3 '23 marked the 12th consecutive quarter of positive EBITDA since fiscal 2021, the first post-COVID 19 pandemic full fiscal year...
- **$4.0 million in Cost Savings:** In February and March 2023, the Company implemented certain cost reductions with estimated annual savings of approximately $4.0 million, which are expected to have a positive impact on results for the remainder of fiscal 2023.

*Non-GAAP Financial Measure

(a- see slides 13 and 24 for detail build ups of Adjusted Net Income, Adjusted EBITDA ("AEBITDA") and Free Cash Flow ("FCF").

(b- YTD '22 included $3.2m from discreet (non-recurring) projects related to COVID-19.

JOB's GROWING CASH

($ Millions)

GEE Group



$7.4
$9.9
$12.1
$14.2
$17.5
$18.8
$18.5
$20.1
$20.7
3Q'21
4Q'21
1Q'22
2Q'22
3Q'22
4Q'22
1Q'23
2Q'23
3Q'23

Consistently producing free cash flow since completion of deleveraging in 3Q 2021

JOB Outlook

GEE Group



FRED — Deposits, All Commercial Banks
Billions of U.S. Dollars
APR 2022 (POST-COVID – 19) $18.2T
MAY 2023 $17.3.2T
FEB 2020 (PRE-COVID – 19) $13.4T
Source: Board of Governors of the Federal Reserve System (US)
myf.red/g/168NL

Cash on deposit in U.S. banks declining from COVID-19 highs but remains ~ $1.5T - $2.0T *ABOVE* trendline ...

Coincidentally... Labor participation rate beginning to rise, but remains *BELOW* trend line



Civilian labor force participation rate, seasonally adjusted
Click and drag within the chart to zoom in on time periods
Total
Men, 20 years and older
Women, 20 years and older
16 to 19 years old
White
Black or African American
Asian
Hispanic or Latino
Percent

Trendlines: As people's cash in banks continues to fall back towards pre-COVID-19 trend, expect labor participation rates to continue to rise and U.S. economy to return to fuller employment

Short term "MIXED" ... while, longer-term "STRONGLY POSITIVE"

GEE Group

Supplemental Information

GOVERNANCE, INSIDER OWNERSHIP AND CAPITAL ALLOCATION

- Six (6) of our seven (7) board members are independent and comprised of some of the most respected authorities and leaders in their fields; our Chairman and CEO, and three of our independent board members led MPS Group, which in 2010, sold to Adecco for $1.3b … arguably **THE** most successful shareholder return story ***ever*** in the U.S. Staffing Industry.
- We expanded JOB's BOD in 2020, adding three new independent directors of outstanding capabilities and skills, including a former president and CEO of one of the largest U.S. staffing firms.
- BOD and management beneficially own 7.5 million JOB shares, or 6.6%, including vested and unvested shares, but initially owned ***over 50%*** at the outset in 2015. Insider ownership in terms of numbers of shares has since been diluted by growth capital and was 16.6% just prior to our April 2021 follow-on offering. With limited exceptions, BOD and management have not sold or divested their JOB shares.
- JOB is now successfully executing a multi-faceted growth and capital allocation strategy that includes organic and M&A growth, and a recently approved $20 million share repurchase program established in view of the recent undervaluation of JOB shares and growing amount of excess cash on hand.
- JOB's first 5 acquisitions **(all acquired in the range of 3x to 6x earnings) have been extraordinarily successful and accretive…** JOB follows a strict, disciplined acquisition protocol, which **DOES NOT** include paying inflated multiples or using undervalued JOB shares as M&A consideration.
- JOB now is actively repurchasing shares in the open market at their present undervaluation and has repurchased nearly **1.5 million shares** so far since May 2023.



Management

GEE Group



Derek E. Dewan, Chairman & Chief Executive Officer

Committee:
- **M&A (Chair)**

Derek E. Dewan was appointed Chairman and CEO of General Employment Enterprises, Inc. (k/k/a GEE Group Inc. (NYSE American: JOB) in 2015, following its merger with Scribe Solutions, Inc.. He is a highly accomplished executive with a proven track record of success and outstanding leadership accomplishments. Throughout his career, he has demonstrated exceptional abilities in driving organic growth, executing strategic acquisitions, and delivering outstanding financial performance. With extensive experience in the staffing services industry, Mr. Dewan has consistently achieved remarkable results and established himself as a respected figure in the industry.

Since 2015, Mr. Dewan has successfully led JOB through 5 strategic acquisitions, significant post-acquisition integration, the COVID-19 pandemic, significant deleveraging of JOB resulting in the elimination of approximately $120 million in debt, and a $57.5 million follow-on public equity offering. The results of these activities have been transformational, including transitioning JOB away from industrial staffing towards professional staffing led by information technology ("IT"), revenue growth of *4 times*, significantly higher gross profit and earnings margins, consistent profitability and positive cash flow.

Prior to this, Mr. Dewan served as Chairman and CEO of MPS Group, Inc., a publicly-traded staffing company. His tenure at MPS Group began in January 1994 when he joined AccuStaff Incorporated, MPS Group's predecessor, as President and Chief Executive Officer and led the IPO in August of that year. Notably, under Mr. Dewan's leadership, the company underwent significant organic growth and successfully executed *over 100 strategic acquisitions*, transforming it into a Fortune 1000 world-class, global multi-billion-dollar staffing services provider.

MPS Group's expansion under Mr. Dewan's guidance extended its reach to include a vast network of offices across the United States, Canada, the United Kingdom, Continental Europe, Asia, and Australia. The company consistently achieved remarkable success during his tenure, marked by completed secondary stock offerings of $110 million and $370 million, inclusion in the Standard and Poor's (S&P) Mid-Cap 400, and recognition on the *Wall Street Journal's* "top performing stock list" for three consecutive years. In 2010, having led the company's growth from a microcap to one of the largest U.S. professional staffing firms with verticals in IT, accounting, legal, healthcare and engineering. Under his leadership, the premier software vendor management system ("VMS"), Beeline, and managed services provider ("MSP") Pontoon, were developed. Mr. Dewan's final pivotal leadership achievement was the sale of MPS Group to Adecco Group, the largest staffing company in the world, for an impressive $1.3 billion. To our knowledge, this was the largest and most successful shareholder return story within the staffing industry at the time. This transaction exemplified Mr. Dewan's ability to navigate complex negotiations and deliver exceptional value to stakeholders.

Before his tenure at MPS Group, Mr. Dewan held the position of CPA, Tax Partner in Charge and Managing Partner at the international accounting firm Coopers & Lybrand, now PricewaterhouseCoopers LLP ("PwC"). This role provided him with a strong foundation in organizational leadership and excellence, operational and financial management, and expertise in tax and accounting practices, further enhancing his abilities as a strategic and effective business leader.

Mr. Dewan's extensive experience, demonstrated success, and exceptional leadership skills make him a valuable asset to any organization. With a proven ability to drive growth, execute strategic initiatives, and achieve outstanding financial results, he is well-positioned to contribute to the continued success of GEE Group's future endeavors. He is a recipient of the "Ellis Island Medal of Honor", the ATFL "Joseph J. Jacobs Distinguished Achievement Award", the RMF "Distinguished Lifetime Achievement Award" and the "USF Alumni Award for Entrepreneurship". He has served on the "NYSE Listed Company Advisory Committee", the "SMU Cox School of Business Executive Board" and the USF School of Accountancy Advisory Council". Mr. Dewan has a B.A. in Accounting with a minor in finance from the University of South Florida.

Management *(continued)*

GEE Group



Alex P. Stuckey,
Chief Operating Officer

Alex P. Stuckey joined GEE Group when it merged with Scribe Solutions in 2015, and currently serves as the Chief Operating Officer. At the time of the merger, Mr. Stuckey held the position of President and Chief Operating Officer at Scribe Solutions, Inc., where he played a pivotal role in the company's achievements. His exceptional leadership skills and strategic insights contributed to Scribe Solutions' success, ultimately leading to his association with Derek Dewan, our Chairman and CEO, its merger with General Employment Enterprises, Inc., and the beginnings of today's GEE Group Inc.

Mr. Stuckey is an accomplished business executive with a proven track record of success in various leadership roles and brings extensive experience and expertise to his position. Prior to his tenure at Scribe, Mr. Stuckey served as the Chief Executive Officer of Fire Fighters Equipment Co., where he successfully transformed a startup into a successful multi-million-dollar enterprise. Through his visionary approach, innovation and hard work, Mr. Stuckey implemented groundbreaking marketing strategies that revolutionized the fire safety industry and resulted in substantial net profits for his former company. His exemplary leadership attracted the attention of industry giant Cintas, which acquired Fire Fighters through a successful stock purchase.

In addition to his accomplishments in the business world, Mr. Stuckey possesses a wealth of experience in banking and finance. As a special assets officer at Barnett Bank, not only did Mr. Stuckey develop his keen understanding of financial management and risk assessment, He honed his skills in dispute resolution, negotiation and litigation management, skills that he brings to his current position as GEE Group's COO and valued member of the executive management team.

Mr. Stuckey served as Education Chairman and Forum Moderator, as a member of Y.P.O., Government Affairs & Legislative Chairman for eight years for BOMA, Board of Director of Sila Heating & Air Conditioning, Super Home Services and Castleworks Home Services Company, all private equity backed, providers of residential home services. His involvement in these roles showcases his commitment to contributing his expertise and leadership to multiple industries.

Mr. Stuckey earned his bachelor's degree in Entrepreneurship and Business Enterprises from Florida State University, establishing his educational foundation, that has and continues to serve him and his organizations well. This, coupled with his extensive professional experience, equips him with a comprehensive understanding of business operations and the skills necessary to drive growth and success.

Overall, Mr. Stuckey's remarkable career journey, marked by transformative achievements and valuable expertise, positions him as an invaluable asset of GEE Group. His ability to lead teams, implement innovative strategies, and drive sustainable growth makes him a respected and sought-after business executive.

Management *(continued)*

GEE Group



Kim Thorpe, CPA,
Senior Vice President
& Chief Financial Officer

Kim Thorpe joined the Company on May 1, 2018, as the Vice President of Finance, and was appointed Senior Vice President and Chief Financial Officer on June 15, 2018. He is an accomplished financial executive with a wealth of experience spanning various industries over four decades. As the newest member of GEE Group's executive team, Mr. Thorpe already has played instrumental roles in the Company's successful restructuring and integration initiatives following the SNI acquisition, navigation through the COVID-19 pandemic, deleveraging initiatives resulting in the elimination of approximately $120 million in debt, and completion of JOB's follow-on equity offering, all which have led to the Company's return to profitable growth and generation of free cash flow.

Mr. Thorpe also serves as the Managing Principal of FRUS Capital LLC ("FRUS"), which he formed in February 2013, as a platform for providing consulting services to clients. At FRUS, he has been able to leverage his strong leadership skills and financial acumen, helping clients overcome obstacles toward achieving their goals and success. From November 2013 to May 2017, Mr. Thorpe accepted appointment as the Chief Financial Officer of one of his clients, Delta Company of Insurance Services, Inc., and became an investor, member and director, and was appointed CFO of NeuLife Neurological Services LLC, an affiliate, where he made significant contributions to the financial operations, capital formation, growth, and leadership of both organizations.

Prior to forming FRUS, Mr. Thorpe held senior executive positions in a privately-owned insurance organization and a specialty real estate lender from May 2006 to February 2013. In the case of the private insurance organization, Mr. Thorpe was instrumental in negotiations leading to its successful acquisition by its successor insurance organization. Leveraging his outstanding industry knowledge and M&A skills, in combination with his good reputation and relationships with decision makers at both buyer and seller, Mr. Thorpe remained a key figure in the transaction through its closing and post-acquisition integration stages.

From November 1999 to March 2006, Mr. Thorpe served as the Executive Vice President and Chief Financial Officer of FPIC Insurance Group, Inc., a prominent public company formerly listed on Nasdaq Global Select Market (NASDAQ: FPIC). His exceptional financial stewardship, strategic decision-making and leadership played a pivotal role in the successful turnaround of FPIC, following a period of accelerated growth through acquisitions accompanied by manifestations of significant post-acquisition integration and operational risks.

Mr. Thorpe also served as the Senior Vice President and Chief Financial Officer of a very large insurance and financial services business unit of GE Capital with assets of over $30 billion and annual revenues of nearly $2 billion. Although his time at GE Capital was relative brief (March 1998 to November 1999), he honed his leadership skills and demonstrated his ability to manage large, complex financial organizations, build and manage outstanding teams, and help drive sustainable results. He also played a very important role, and one for which he specifically was recruited, in helping achieve improvements in the cultural assimilation of his business unit with GE Capital. For his many accomplishments in a short time, Mr. Thorpe achieved "Green Belt" status as a Six Sigma™ professional, had one of his Six Sigma™ projects nominated for annual global Six Sigma™ award, one of GE's most coveted business awards, attended GE's invitation-only *Advance Finance Council*, and was invited to attend GE's prestigious, *Global Business Management Course*.

Earlier in his career, from October 1993 to February 1998, Mr. Thorpe was a partner at the international accounting firm Coopers & Lybrand, a predecessor firm to PricewaterhouseCoopers LLP. As a partner with one of the largest global public accounting firms, he honed his technical expertise in accounting, auditing, financial reporting, and SEC compliance, as well as financial management and organizational leadership, solidifying the foundation for his many successes since. During his tenure, Mr. Thorpe served as the engagement partner in charge of audits of some of the Firm's largest insurance clients and was considered one of his former Firm's subject matter experts in insurance industry accounting, auditing, SEC and other regulatory matters.

Mr. Thorpe earned his BSBA, with honors, in Accounting from the University of Florida, and is a Certified Public Accountant. His educational background, coupled with his extensive professional experience, equips him with a comprehensive understanding of business and financial strategies, and best practices.

Important Notifications

GEE Group

Additional Information to Consider in Conjunction with the Investor Presentation

The financial information and highlight information included herein should be read in conjunction with all of the financial and other information included in GEE Group's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A and 14C, filed with the SEC, the discussion of financial results in this investor presentation, and the information included herein regarding the use of non-GAAP financial measures and the related schedules attached hereto which reconcile the related items prescribed by accounting principles generally accepted in the United States ("GAAP") to the non-GAAP financial information. These non-GAAP financial measures are not a substitute for the comparable measures prescribed by GAAP as further discussed below in this investor presentation. Financial information provided in this investor presentation may consist of or refer to estimates, projected or pro forma financial information and certain assumptions that are considered forward looking statements, are predictive in nature and depend on future events, and any such predicted or projected financial or other results may not be realized nor are they guarantees of future performance. See "Forward-Looking Statements" below which incorporates "Risk Factors" related to the COVID-19 pandemic and other potential items which may possibly have a negative effect on the Company's business.

Use of Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures in its investor presentations such as this one, which may include Adjusted Net Income, EBITDA, Adjusted EBITDA and/or Free Cash Flow. Management and the board of directors use and refer to these non-GAAP financial measures internally as a supplement to GAAP financial information for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs; and also believe that these are useful financial measures used by investors.

Non-GAAP Adjusted Net Income is defined as Net Income adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital markets-related expenses, gains or losses on extinguishment of debt and noncash goodwill impairment charges. Non-GAAP EBITDA is defined as Net Income before interest, taxes, depreciation and amortization. Non-GAAP Adjusted EBITDA is defined as EBITDA, adjusted for the same items as Adjusted Net Income. Non-GAAP Free Cash Flow is defined as Cash Flow from Operating Activities, less capital expenditures. Non-GAAP Adjusted Net Income, EBITDA, Adjusted EBITDA and Free Cash Flow are not terms defined by GAAP and, as a result, the Company's measure of them might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to Net Income reported in the Consolidated Statements of Income, cash and cash flows reported in the Consolidated Statements of Cash Flows, or other measures of financial performance, as reflected on the Company's consolidated financial statements prepared in accordance with U.S. GAAP included in Form 10-K and Form 10-Q for their respective periods filed with the SEC, which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company's financial results.

Reconciliations of Net Income to Adjusted Net Income, Net Income to non-GAAP Adjusted EBITDA, and non-GAAP Adjusted Cash Flows, which appear on slide 23 and 24, together with similar information presented in various footnotes these and other slides, form integral parts of this investor presentation.

Reconciliations of Historical Net Income to Non-GAAP Adjusted EBITDA

GEE Group

	2020	2021	2022
Net Income (Loss)	**(14.3)**	**0.0**	**19.6**
Interest Expense	12.2	5.9	0.4
Income Taxes (Benefit)	0.6	0.1	0.6
Depreciation & Amortization Expense	5.3	4.4	3.8
Stock Compensation Expense	1.6	1.0	0.6
Acquisition, Integration & Restructuring Expense[1]	4.3	0.4	2.1
Goodwill Impairment	8.9	-	2.2
Other Noncash Expense[2]	(12.3)	0.6	(16.9)
Non-GAAP Adjusted EBITDA[3]	**$6.1**	**$12.3**	**$12.4**

(1) Acquisition, integration, and restructuring expense primarily includes costs and expenses associated with acquisitions, post-acquisition integration (office combinations and closings, RIFS, and others), and other capital markets activities that are not fundamental to core business operations or are isolated or non-recurring in nature.

(2) Includes losses (gains) on extinguishment of debt, including (gains) of forgiveness of former CARES Act PPP loans, and other losses (gains).

(3) Please refer to the important information about Non-GAAP financial measures, included adjusted EBITDA, on slides, 2 and 22 through 24, which do not take place of, supersede, or serve as a substitute for the comparable amounts determined in accordance with GAAP.

3Q and FY '23 YTD GAAP to Non-GAAP reconciliations

GEE Group

Reconciliation of Net Income to Non-GAAP EBITDA and Adjusted EBITDA
Three Month Periods Ended June 30,
(In thousands)

	2023	2022
Net income	$ 7,876	$ 2,633
Interest expense	119	96
Interest income	(159)	-
Income taxes	(6,752)	96
Depreciation	96	96
Amortization	720	720
Non-GAAP EBITDA	1,900	3,641
Non-cash stock compensation	176	169
Severance agreement	-	328
Acquisition, integration & restructuring	21	12
Non-GAAP adjusted EBITDA	$ 2,097	$ 4,150

Reconciliation of Net Income to Non-GAAP EBITDA and Adjusted EBITDA
Nine Month Periods Ended June 30,
(In thousands)

	2023	2022
Net income	$ 9,188	$ 20,388
Interest expense	265	301
Interest income	(292)	-
Income taxes	(6,621)	59
Gains on PPP loan forgiveness	-	(16,773)
Depreciation	295	276
Amortization	2,159	2,749
Non-cash goodwill impairment charge	-	2,150
Non-GAAP EBITDA	4,994	9,150
Non-cash stock compensation	676	468
Settlement of legal matter	-	975
Severance agreements	-	838
Acquisition, integration & restructuring	130	58
Non-GAAP adjusted EBITDA	$ 5,800	$ 11,489

Reconciliation of Net Income to Non-GAAP Adjusted Net Income
Three Month Periods Ended June 30,
(In thousands)

	2023	2022
Net income	$ 7,876	$ 2,633
Non-cash stock compensation	176	169
Severance agreement	-	328
Acquisition, integration & restructuring	21	12
Non-GAAP adjusted net income	$ 8,073	$ 3,142

Reconciliation of Net Income to Non-GAAP Adjusted Net Income
Nine Month Periods Ended June 30,
(In thousands)

	2023	2022
Net income	$ 9,188	$ 20,388
Non-cash stock compensation	676	468
Gains on PPP loan forgiveness	-	(16,773)
Non-cash goodwill impairment charge	-	2,150
Settlement of legal matter	-	975
Severance agreements	-	838
Acquisition, integration & restructuring	130	58
Non-GAAP adjusted net income	$ 9,994	$ 8,104

Reconciliation of Net Cash from Operating Activities to Non-GAAP Free Cash Flow and Adjusted Free Cash Flow
Nine Month Periods Ended June 30,
(In thousands)

	2023	2022
Net cash provided by operating activities	$ 2,606	$ 7,931
Acquisition of property and equipment	(104)	(225)
Non-GAAP free cash flow	2,502	7,706
Deferred FICA Payments under CARES Act	1,827	1,827
Non-GAAP adjusted free cash flow	$ 4,329	$ 9,533

Forward-Looking Statements

GEE Group

In addition to historical information, this investor presentation contains statements relating to possible future events and/or the Company's future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this investor presentation that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "pro forma", "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. The international pandemic, the "Novel Coronavirus" ("COVID"-19), has been detrimental to and may continue to negatively impact and disrupt the Company's business operations. The health outbreak caused a significant negative effect on the global economy, employment in general including the lack of demand for the Company's services which was exacerbated by government and client directed "quarantines", "remote working", "shut-downs" and "social distancing". There is no assurance that lingering after-effects of the pandemic will not further negatively impact GEE Group in the future. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, global pandemics such as the deadly "coronavirus" (COVID-19) or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, provides medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Contact:
GEE Group Inc.
Kim Thorpe
630.954.0400

SOURCE: GEE Group Inc.